Consent of Independent Auditors





The Board of Directors and Shareholders
Principal SmallCap Fund, Inc.


We consent to the reference to our firm under the captions "Financial Highlights" and "Additional Information - Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in Part B and to the use of our report dated December 11, 1997 in this Pre Effective Amendment No. 2 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-36347) and Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8381) of Principal SmallCap Fund, Inc.

/s/ Ernst & Young LLP

Des Moines, Iowa
December 22, 1997